Exhibit 24.1

POWER OF ATTORNEY

The PNC Financial Services Group, Inc.

Each of the undersigned directors and/or officers of The PNC Financial Services Group, Inc., a Pennsylvania corporation (the “Corporation”), hereby names, constitutes and appoints Robert Q. Reilly, Randall C. King, Laura L. Long and Alicia G. Powell, and each of them individually, the undersigned’s true and lawful attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, for and on behalf of him or her and in his or her name, place and stead, in any and all capacities, to perform any and all acts and do all things and to execute any and all instruments which said attorneys-in-fact and agents, and each of them, may deem necessary or desirable to enable the Corporation to comply with the Securities Act of 1933, as amended (the “Act”), and any rules, regulations and requirements of the U.S. Securities and Exchange Commission (the “SEC”) thereunder in connection with the filing of the accompanying registration statement under the Act for the registration of Securities (as defined below) of the Corporation pursuant to resolutions adopted by the Board of Directors of the Corporation authorizing the preparation and filing of a registration statement on Form S-3, including the Prospectus and any and all exhibits, supplements and documents relating thereto, for the registration under the Act, and pursuant to Rule 415 thereunder, of an unspecified proposed maximum aggregate offering price of Securities of the Corporation, including without limitation (i) unsecured debt securities of the Corporation (“Debt Securities”), (ii) shares of the Corporation’s common stock, par value $5.00 per share (“Common Stock”), (iii) shares of the Corporation’s preferred stock, par value $1.00 per share (“Preferred Stock”), (iv) depositary shares representing Preferred Stock (“Depositary Shares”) to be evidenced by depositary receipts to be issued pursuant to a deposit agreement in the event the Corporation elects to offer fractional interests in shares of Preferred Stock, (v) warrants of the Corporation to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares (“Warrants”), (vi) purchase contracts for the purchase or sale of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, or securities of a third party (“Purchase Contracts”), (vii) units consisting of a combination of any other securities registered under the registration statement (“Units”) and (viii) such other class or classes of securities as any Senior Officer (as defined in the relevant authorizing resolutions of the Board of Directors of the Corporation) may hereafter deem appropriate (the securities in items (i) through (viii) collectively referred to as “Securities”), including without limiting the generality of the foregoing, power and authority to sign the name of the undersigned director or officer or both in such capacity or capacities to such registration statement, including without limitation, any and all amendments, including post-effective amendments, and exhibits thereto, and to file the same, with all exhibits thereto and any and all other documents in connection therewith, with the SEC and any applicable securities exchange or securities self-regulating body, hereby granting to said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully and to all intents and purposes as the undersigned might or could do in person.

Each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney as of this 10th day of November, 2021.

Name/Signature	Capacity

/s/ William S. Demchak	Chairman, President and Chief Executive Officer (Principal Executive Officer) and Director
William S. Demchak

/s/ Robert Q. Reilly	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Robert Q. Reilly

/s/ Gregory H. Kozich	Senior Vice President and Controller (Principal Accounting Officer)
Gregory H. Kozich

/s/ Joseph Alvarado	Director
Joseph Alvarado

/s/ Charles E. Bunch	Director
Charles E. Bunch

/s/ Debra A. Cafaro	Director
Debra A. Cafaro

/s/ Marjorie Rodgers Cheshire	Director
Marjorie Rodgers Cheshire

/s/ Andrew T. Feldstein	Director
Andrew T. Feldstein

/s/ Richard J. Harshman	Director
Richard J. Harshman

/s/ Daniel R. Hesse	Director
Daniel R. Hesse

/s/ Linda R. Medler	Director
Linda R. Medler

/s/ Martin Pfinsgraff	Director
Martin Pfinsgraff

/s/ Bryan S. Salesky	Director
Bryan S. Salesky

/s/ Toni Townes-Whitley	Director
Toni Townes-Whitley

/s/ Michael J. Ward	Director
Michael J. Ward